Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment to the Registration Statement on Form F-1 (No. 333-208181) of Nomad Foods Limited of our report dated 17 December 2015 relating to the financial statements of Findus Sverige AB, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts—Findus” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Hull, United Kingdom
19 April 2016